Exhibit 10.4
This Mortgage was prepared by and
after recording should be returned to:
Skadden, Arps, Slate, Meagher & Flom LLP
333 W. Wacker Drive
Suite 2100
Chicago, IL 60606
Attention: Christine Schneible
Claire’s Boutiques, Inc.
Mortgagor
to
Credit Suisse,
as Administrative Agent

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT
AND FIXTURE FILING

Dated: As of May 29, 2007
Location: 2400 West Central Road, Hoffman Estates, Illinois 60195
County: Cook County, Illinois

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT
AND FIXTURE FILING
     THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (with all amendments thereto, this “Mortgage”), made and entered into on May 29, 2007, by and between Claire’s Boutiques, Inc., a Colorado corporation, having its principal place of business at 3 SW 129th Avenue, Suite 400, Pembroke Pines, FL 33027 (“Mortgagor”) and Credit Suisse, a national banking association, with a mailing address at 11 Madison Avenue, New York, NY 10010, in its capacity as Administrative Agent for certain lenders (collectively, the “Lenders” and, each individually, a “Lender”) that are from time to time party to the Credit Agreement (as defined below) (together with its successors and assigns in such capacity, “Agent”).
WITNESSETH:
     WHEREAS, Mortgagor is the fee owner of the Premises (as defined below);
     WHEREAS, pursuant to that certain Credit Agreement dated as of May 29, 2007 among Borrower (as defined therein), Bauble Holdings Corp., Agent, Lenders and the other parties named therein (together with all amendments, restatements, amendments and restatements, modifications, supplements, extensions and renewals thereof, the “Credit Agreement”) the Lenders have agreed to make to or for the account of the Borrower certain Loans (as defined below);
     WHEREAS, Mortgagor is a subsidiary of Borrower and Mortgagor will receive substantial benefits from the execution, delivery and performance of the Loan Documents and is, therefore, willing to enter into this Mortgage;
     WHEREAS, it is a condition to (i) the obligations of the Lenders to make the Loans under the Credit Agreement and (ii) the performance of the obligations of the Secured Parties under the Loan Documents that Mortgagor execute and deliver this Mortgage; and
     WHEREAS, this Mortgage is given by Mortgagor to Agent, for its benefit and the benefit of the other Secured Parties to secure the payment and performance of the Obligations (as defined below).
     NOW, THEREFORE, to secure the performance and observance by Borrower of all covenants and conditions in the Credit Agreement, this Mortgage and in all other instruments securing the Credit Agreement and for and in consideration of the indebtedness hereinabove set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor, to the extent of its interest in the Premises (as defined below), or any portion thereof, does hereby grant, bargain, sell, alien, release, remise, convey, assign, transfer, mortgage, hypothecate, pledge, deliver, set over, warrant and confirm unto Agent, for the benefit of Agent and the Secured Parties (as hereinafter defined), in trust with power of sale (to the extent permitted by applicable law), all of the following described land and interests in land, estates, easements, rights, improvements, personal property, fixtures and appurtenances (hereinafter collectively referred to as the “Premises”):

     (a) All that tract(s) or parcel(s) of land more particularly described in Exhibit A attached hereto and made a part hereof (the “Real Property”);
     (b) All minerals, crops, trees, timber and other emblements now or hereafter located on or under any of the Real Property;
     (c) All buildings, structures and other improvements now or hereafter located on the Real Property (the “Improvements”);
     (d) All and singular easements, rights-of-way, strips and gores of land, vaults, streets, alleys, passages, water rights, sewer rights and powers, and all estates, rights, interests, royalties, tenements and appurtenances whatsoever, in any way and at any time relating to any of the Real Property;
     (e) All building materials, machinery, equipment, fixtures and appliances (whether trade, ornamental, domestic or permanent fixtures) owned by Mortgagor now or hereafter located on the Real Property (all of the foregoing, together with all additions thereto, replacements thereof and substitutions therefor and proceeds thereof, hereinafter referred to collectively as “Personal Property Collateral”);
     (f) All Leases (as hereinafter defined); and
     (g) All monies and proceeds derived by Mortgagor from the Real Property, Improvements, Personal Property Collateral and Leases, including all Rents (as hereinafter defined), revenues, issues, insurance proceeds, profits, awards or judgments at any time arising out of or relating to any of the foregoing Premises.
ARTICLE 1.
          1.1 Secured Obligations. This Mortgage secures the unconditional guarantee of Mortgagor to Agent and each Lender of the prompt payment of the Obligations and the timely performance of all other obligations under the Loan Documents. This Mortgage is intended to secure not only presently existing obligations but also future advances, whether such advances are obligatory or to be made at the option of Agent, or otherwise, as are made within 20 years from the date hereof to the same extent as if such future advances were made on the date of the execution of this Mortgage and although there may be no advance made at the time of execution of this Mortgage and although there may be no obligations secured hereby outstanding at the time any advance is made. Accordingly, to the fullest extent permitted by law, the lien of this Mortgage shall be valid as to all obligations secured hereby, including future advances, from the time of its filing for record in the recorder’s or registrar’s office of the county in which the real estate is located. The total amount of obligations secured hereby may increase or decrease from time to time, but the total unpaid balance secured hereby plus interest thereon and any disbursements which Agent or Lenders may make under this Mortgage, the Credit Agreement or any other document with respect hereto or thereto (e.g., for payment of taxes, special assessments or insurance on the real estate) and interest on such disbursements shall not, at any one time outstanding, exceed the total sum of One Billion Six Hundred Fifty Million Dollars ($1,650,000,000). This Mortgage is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby.
          1.2 Maturity Date. The Obligations shall be due and payable no later than the maturity date established in the Credit Agreement.
          1.3 Definitions. As used herein, the following terms shall have the following meanings:
     “Credit Agreement” shall have the meaning ascribed to it in the Recitals hereof.
     “Improvements” shall have the meaning ascribed to it earlier in this Mortgage.
     “Leases” shall have the meaning ascribed to it in Section 2.4(a) hereof.
     “Loan Documents” shall have the meaning ascribed to it in the Credit Agreement.
     “Loans” shall have the meaning ascribed to it in the Credit Agreement.
     “Material Adverse Effect” shall have the meaning ascribed to it in the Credit Agreement.
     “Obligations” shall have the meaning ascribed to it in the Credit Agreement.
     “Permitted Liens” shall have the meaning ascribed to it in the Credit Agreement.
     “Person” shall have the meaning ascribed to it in the Credit Agreement.
     “Personal Property Collateral” shall have the meaning ascribed to it earlier in this Mortgage.
     “Premises” shall have the meaning ascribed to it earlier in this Mortgage.
     “Real Property” shall have the meaning ascribed to it earlier in this Mortgage.
     “Rents” shall have the meaning ascribed to it in Section 2.4(b) hereof.
     “Secured Party” or “Secured Parties” shall have the meaning ascribed to it in the Credit Agreement.
     “Taxes” shall have the meaning ascribed to it in the Credit Agreement.
          1.4 Rules of Construction. The terms “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Mortgage as a whole and not to any particular section, paragraph or subdivision. Any pronoun used herein shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; all references to any of the Loan Documents shall include any and all amendments, restatements, amendments and restatements, modifications, supplements, extensions and renewals thereof; all references to any Persons shall mean and include the successors and permitted assigns of such Persons; all references to “including” and “include” shall be understood to mean “including, without limitation”; and all references to the time of day shall mean the time of day on the day in question in New York, New York, unless otherwise expressly provided in this Mortgage or the Credit Agreement, in which case the Credit Agreement shall control.
ARTICLE 2.
          2.1 Payments by Mortgagor. Mortgagor will pay all Taxes, insurance premiums, permit fees, inspection fees, license fees, water and sewer charges, franchise fees and equipment rents and any other charges or fees against it or the Premises (and Mortgagor, upon request of Agent, will submit to Agent receipts evidencing said payments) in accordance with the terms of the Credit Agreement. Mortgagor shall pay all mortgage recording fees, documentary taxes or similar fees or taxes upon presentation of this Mortgage for recording.
          2.2 General Representations and Warranties. Mortgagor hereby represents and warrants to Agent and Lenders:
     (a) Mortgagor has good and marketable fee simple title to the Premises subject only to Permitted Liens;
     (b) Mortgagor has full power and lawful authority to encumber the Premises in the manner and in the form set forth herein; and
     (c) Except for fixtures that may be owned by tenants of the Real Property, Mortgagor owns all Personal Property Collateral now or hereafter comprising part of the Premises, including any substitutions or replacements thereof, free and clear of all liens except Permitted Liens.
          2.3 Ownership, Use and Care of the Premises.
     (a) Except in each case to the extent permitted by the Credit Agreement, Mortgagor shall not sell, convey, transfer, mortgage or otherwise dispose of or encumber any part of the Premises or any interest therein and, except for Permitted Liens, Mortgagor shall keep the Premises free and clear of all liens.
     (b) Mortgagor shall maintain and keep the Improvements now or hereafter erected on the Property in good condition and repair (ordinary wear and tear and casualty events excepted), shall not commit or suffer any waste, and shall cause the Premises and Mortgagor’s use thereof to be in compliance in all material respects with applicable law.
     (c) Mortgagor shall promptly notify Agent of any loss, damage or destruction to, or condemnation or taking of, the Premises (whether by fire or any other cause) in accordance with the Credit Agreement and any insurance proceeds or awards shall be applied in accordance with the Credit Agreement.

     (d) Agent or its representative is hereby authorized to enter upon and inspect the Premises as provided for in the Credit Agreement.
          2.4 Rents and Leases.
     (a) Mortgagor hereby sells, assigns, sets over and transfers to Agent, for the benefit of Secured Parties, Mortgagor’s interest in any and all leases, usufructs, tenant contracts and rental agreements and other contracts, licenses and permits (all of which are sometimes herein referred to as the “Leases”) now or hereafter affecting or in any manner relating to the Premises, or any part thereof. Mortgagor agrees to execute and deliver such other instruments as Agent may reasonably require evidencing the assignment of the Leases.
     (b) Mortgagor hereby sells, assigns, sets over and transfers to Agent, for the benefit of Secured Parties, all of the rents, tenant reimbursements, issues and profits which shall hereafter become due or be paid for the use of the Premises or any part thereof, and all rents, tenant reimbursements, issues and profits arising under the Leases or any thereof (all of which are sometimes herein referred to as the “Rents”), reserving to Mortgagor a license to collect the Rents only so long as there is no Event of Default which shall have occurred and be continuing, said license to be revoked immediately upon the occurrence of an Event of Default and Agent’s demand for the payment of the Obligations. Mortgagor agrees to execute and deliver such other instruments as Agent may reasonably require evidencing the assignment of the Rents.
     (c) Should the Premises be involved in any insolvency, receivership, bankruptcy, or similar proceedings affecting the possession of the Premises, it is further covenanted and agreed that Agent shall be entitled to receive for the benefit of Secured Parties all of the Rents realized from or during any such proceedings. Such Rents shall be treated as cash collateral.
     (d) Notwithstanding the right to collect the Rents, Mortgagor agrees that Agent, and not Mortgagor, shall be and shall be deemed to be the creditor of each tenant with respect to assignments for the benefit of creditors, and bankruptcy, arrangement, reorganization, insolvency, dissolution or receivership proceedings affecting each such tenant, but without obligation on the part of Agent or Lenders, however, to file or make timely filings of claims in any such proceedings, or otherwise to pursue a creditor’s rights therein.
     (e) Agent shall have the right to assign Mortgagor’s right, title and interest in the Leases to any subsequent holder of this Mortgage, or to any Person acquiring title to any of the Premises through foreclosure, power of sale, or similar legal process after the occurrence of an Event of Default. After Mortgagor shall have been barred and foreclosed of all right, title, interest, and equity of redemption in the Premises, no assignee of Mortgagor’s interest in the Leases shall be liable to account to Mortgagor for the Rents thereafter accruing.

     (f) Nothing contained herein shall be construed to bind Agent or any Lender or obligate Agent or any Lender to perform any of the terms or provisions contained in the Leases, or otherwise to impose any obligation on Agent or any Lender whatsoever. Prior to actual entry and taking possession of the Premises by Agent, this assignment shall not operate to make Agent a “mortgagee-in-possession” or to place any responsibility for the control, care, management, or repair of the Premises upon Agent or any Lender.
     (g) Mortgagor shall duly perform and discharge each respective covenant, condition and obligation under the Leases, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. Mortgagor will give written notice to Agent of any material default under the Leases known to Mortgagor, and shall furnish Agent with complete copies of all notices with respect thereto given or received by Mortgagor. If requested by Agent after the occurrence and during the continuance of an Event of Default, Mortgagor will enforce the Leases and remedies available to Mortgagor thereunder in the event of a default thereunder, and, if Mortgagor shall fail to so exercise such remedies upon request, Agent may, at its sole option and without obligation to do so, and without waiving any Event of Default of Mortgagor hereunder with respect thereto, enforce the same at Mortgagor’s expense.
          2.5 Insurance.
          (a) Mortgagor shall maintain, during the term of this Mortgage, such insurance, including flood insurance, related to the Premises as is required pursuant to, and in accordance with, the Credit Agreement.
          (b) All such insurance policies with respect to the Premises shall contain a standard, non-contributory mortgagee clause naming Agent, and its successors and assigns, as an additional insured under all liability insurance policies, as the first mortgagee and loss payee on all property insurance policies, and as the sole loss payee on all rental loss or business interruption insurance policies. Mortgagor shall not take out separate insurance with respect to the Premises concurrent in form or contributing in the event of loss with that required to be maintained hereunder or under the Credit Agreement unless Agent is named as an additional insured thereon under a standard mortgagee clause acceptable to Agent and each such policy is otherwise in form and substance acceptable to Agent.
          (c) In the event of the foreclosure of this Mortgage, or in the event of any transfer of title to the Premises, or any part thereof, by foreclosure sale or by power of sale or deed in lieu of foreclosure, the purchaser of the Premises, or such part thereof, shall succeed to all of Mortgagor’s rights with respect to the Premises, including any rights to unexpired, unearned or returnable insurance premiums, subject to limitations on the assignment of blanket policies, but limited to such rights as relate to the Premises or such part thereof. If Agent acquires title to the Premises, or any part thereof, in any manner, Agent shall thereupon (as between Mortgagor and Agent) become the sole and absolute owner of the insurance policies with respect to the Premises, and all insurance proceeds payable thereunder with respect to the Premises, with the sole right to collect and retain all unearned or returnable premiums thereon with respect to the Premises, or such part thereof, if any.

          2.6 Condemnation. In the case of any taking, condemnation or other proceeding in the nature thereof, Agent may, at its option, participate in any proceedings or negotiations which might result in any taking or condemnation and Mortgagor shall deliver or cause to be delivered to Agent all instruments reasonably requested by it to permit such participation. Agent may be represented by counsel reasonably satisfactory to it at the reasonable expense of the Mortgagor in connection with any such participation. Mortgagor shall pay all reasonable fees, costs and expenses incurred by Agent in connection therewith and in seeking and obtaining any award or payment on account thereof. Mortgagor shall take all steps necessary to notify the condemning authority of such assignment.
          2.7 Expenses. Mortgagor shall pay, or reimburse Agent and Lenders, upon demand, for all reasonable attorneys’ fees, costs and expenses incurred by Agent or any Lender in any action, suit, legal proceeding or dispute of any kind, affecting this Mortgage or the interest created hereby, in accordance with the terms of the Credit Agreement.
          2.8 Subrogation. Agent shall be subrogated to the claims and liens of all Persons whose claims or liens are discharged or paid with the proceeds of the Loans or any other indebtedness secured hereby.
          2.9 Performance by Agent of Defaults by Mortgagor. If Mortgagor shall default in the payment of any Tax or insurance premium, in the procurement of insurance coverage and the delivery of the insurance policies required hereunder, or in the performance or observance of any other covenant, condition or term of this Mortgage, then Agent, at its option, may perform or pay the same, and all payments made or costs incurred by Agent in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Agent with interest thereon at the highest rate of interest in effect from time to time under the Credit Agreement. Agent shall reasonably determine the legality, validity and priority of any such Tax, claim and premium, of the necessity for any such actions, and of the amount necessary to be paid in satisfaction thereof. Agent is hereby empowered to enter upon and to authorize others to enter upon the Premises, or any part thereof, for the purpose of performing or observing any such defaulted covenant or obligation, without thereby becoming liable to Mortgagor or any Person in possession holding under Mortgagor other than for the gross negligence or willful misconduct of Agent.
          2.10 Further Assurances. Mortgagor shall promptly execute and deliver, or cause to be promptly executed and delivered, to Agent, such further mortgages, deeds, instruments, notice filings, documents, certificates, agreements, letters, representations and other writings, and shall promptly take or cause to be taken such actions, as Agent may, from time to time, reasonably request to effectuate, complete, correct, perfect or continue and preserve the obligations of Mortgagor under the lien and security interest of Agent hereunder. Upon any failure by Mortgagor to do so, Agent may make, execute, record, file, re-record, and refile any and all such writings for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Agent the attorney-in-fact of Mortgagor so to do.

ARTICLE 3.
          3.1 Event of Default. The occurrence of an Event of Default under (and as defined in) the Credit Agreement shall constitute an “Event of Default” hereunder.
          3.2 Right of Agent to Enter and Take Possession.
     (a) Upon the occurrence and during the continuance of an Event of Default, Mortgagor, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Premises, and if and to the extent permitted by law, Agent, or by such officers or agents as Agent may appoint, may enter upon and take possession of all the Premises without the appointment of a receiver, or an application therefor, and may exclude Mortgagor and its agents and employees wholly therefrom.
     (b) If Mortgagor shall for any reason lawfully fail to surrender or deliver the Premises or any part thereof after such demand by Agent pursuant to Section 3.2(a), above, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Premises to Agent, to the entry of which judgment of decree Mortgagor hereby specifically consents. Mortgagor will pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent and Agent’s attorneys and Agents; and all such expenses and compensation shall, until paid, be secured by this Mortgage.
     (c) Upon every such entering and taking of possession pursuant to Sections 3.2(a) or 3.2(b) above, subject to and in accordance with the terms of the Credit Agreement, Agent may hold, store, use, operate, manage, control, and maintain the Premises and conduct the business thereof and, from time to time, (i) make all necessary and proper repairs, replacements, additions, and improvements thereto and thereon and purchase or acquire additional fixtures, personalty and other property, (ii) insure or keep the Premises insured, (iii) manage and operate the Premises and exercise all the rights and powers of Mortgagor in its name or otherwise, with respect to the same, and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Agent, all as Agent may from time to time determine to be to its best advantage; and Agent may collect and receive all of the income, rents, profits, issues and revenues of the Premises, including, without limitation, the past due as well as those accruing thereafter and, after deducting (A) all expenses of taking, holding, managing and operating the Premises (including, without limitation, compensation for services of all Persons employed for such purposes), (B) the cost of all such maintenance, repairs, replacements, additions, improvements, purchases, and acquisitions, (C) the cost of such insurance, (D) such Taxes prior to the lien of this Mortgage as Agent may determine to pay, (E) other proper charges upon the Premises or any part thereof, and (F) the reasonable fees and expenses of attorneys and Agents of Agent, shall apply the remainder of the money so received by Agent to any balance of the Obligations outstanding.
     (d) For the purpose of carrying out the provisions of this Section 3.2, upon the occurrence and during the continuance of an Event of Default, Mortgagor hereby irrevocably constitutes and appoints Agent (or any designee of Agent) the true and lawful attorney-in-fact of Mortgagor to do and perform, from time to time, any and all actions necessary and incidental to such purpose (including, without limitation, Mortgagor’s right and power to cancel, accept the surrender of or modify any of the terms of any of the Leases), and does, by these presents, ratify and confirm any and all action of said attorney-in-fact.
     (e) Mortgagor irrevocably consents that the tenant(s) under the Leases, upon demand and notice from Agent to such tenants(s) of an Event of Default, shall pay all Rents under the Leases to Agent, without liability of the tenant(s) for the determination of the actual occurrence of any Event of Default claimed by Agent. Mortgagor hereby irrevocably authorizes and directs the tenant(s), upon receipt of any notice of Agent stating that an Event of Default has occurred and for so long as such Event of Default is continuing, to pay to Agent the Rents due and to become due under the Leases. Mortgagor agrees that the tenant(s) shall have the right to rely upon any such notices of Agent, and that tenant(s) shall pay such Rents to Agent, without any obligation and without any right to inquire as to whether an Event of Default has actually occurred, and notwithstanding any claim of or notice by Mortgagor to the contrary. Mortgagor shall have no claim against tenant(s) for any Rents paid by such tenant(s) to Agent.
     (f) Nothing herein contained in this Section 3.2 shall be construed to obligate Agent or Lenders to discharge or perform the duties of a landlord to any tenant or to impose liability upon Agent or Lenders as the result of any exercise by Agent of its rights under this Mortgage, and Agent shall be liable to account only for the Rents, incomes and profits actually received by Agent.
          3.3 Judicial Proceedings; Right to Receiver. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law, Agent shall have the right to proceed by suit to foreclose its lien on, security interest in, and assignment of, the Premises, to sue Mortgagor for damages on account of or arising out of said default or breach, or for specific performance of any provision contained herein, or to enforce any other appropriate legal or equitable right or remedy. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law, Agent shall be entitled, as a matter of right (upon bill filed or other proper legal proceedings being commenced for the foreclosure of this Mortgage, to the extent required by law), to the appointment by any competent court or tribunal, without notice to Mortgagor or any other party, of a receiver of the rents, issues and profits of the Premises, with power to lease and control the Premises and with such other powers as may be deemed necessary and, to the extent permitted by applicable law, Mortgagor hereby waives any requirement of applicable law that Agent post a bond or similar deposit in connection with the appointment of such a receiver. Mortgagor shall pay to Agent, on demand, all expenses, including receiver’s fees, attorneys’ fees, costs and Agent’s compensation, incurred by Agent or Lenders pursuant to this Section 3.4, and any such amounts paid by Agent shall be added to the Obligations and shall be secured by this Mortgage.
          3.4 Power of Sale. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law, Agent may sell the Premises, or any part thereof or any interest therein separately, at Agent’s discretion, with or without taking possession thereof, at public sale before the courthouse door of the county in which the Premises, or a part thereof, is located, to the highest bidder for cash, after first giving notice of the time, place and terms of such sale by advertisement published once a week for four weeks (without regard for the number of days) in a newspaper in which advertisements of sheriff’s sales are published in such county. The advertisement so published shall be notice to Mortgagor, and Mortgagor hereby waives all other notices. Agent may bid and purchase at any such sale, and Agent may execute and deliver to the purchaser or purchasers at any such sale a sufficient conveyance of the Premises or the part thereof or interest therein sold, and to this end Mortgagor makes, constitutes and appoints Agent the agent and attorney-in-fact, with full power of substitution, to make such sale and conveyance and thereby to divest Mortgagor of all right, title and equity that Mortgagor may have in and to the Premises and to vest the same in the purchaser or purchasers at such sale or sales. Agent’s conveyance may contain recitals as to the occurrence of an Event of Default under this Mortgage, which recitals shall be presumptive evidence that all preliminary acts prerequisite to such sale and conveyance were duly complied with in all respects. The recitals made by Agent shall be binding and conclusive upon Mortgagor, and the sale and conveyance made by Agent shall divest Mortgagor of all right, title, interest or equity that Mortgagor may have had in, to and under the Premises, or the part thereof or interest therein sold, and shall vest the same in the purchaser or purchasers at such sale. Agent may hold one or more sales hereunder until the Obligations have been satisfied in full. Mortgagor hereby ratifies and confirms all of the acts and doings of Agent as Mortgagor’s agent and attorney-in-fact hereunder and expressly waives, to the extent allowed by law, all right to have the Premises marshaled upon any sale under the Power granted herein. Agent’s agency and power as attorney-in-fact hereunder are coupled with an interest, cannot be revoked by death, incompetence, reorganization, insolvency, or otherwise, and shall not be exhausted until the Obligations have been satisfied in full. The proceeds of each sale by Agent hereunder shall be applied first to the costs and expenses of the sale and of all proceedings in connection therewith including the fees and expenses of Agent’s attorneys in connection therewith), and the balance shall be applied to the remainder of the Obligations. Any excess shall be paid to Mortgagor or as otherwise required by law. In the event of any sale pursuant to the agency and power herein granted, Mortgagor shall be and become a tenant holding over and shall deliver possession of the Premises, or the part thereof or interest therein sold, to the purchaser or purchasers at the sale or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.
          3.5 Discontinuance of Proceedings and Restoration of the Parties. If Agent shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise or in the event Agent commences advertising of the intended exercise of the sale under power provided hereunder, and such proceedings or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then in any such event, to the extent permitted by applicable law, Mortgagor and Agent shall be restored to their former positions and rights hereunder without waiver of any default (unless determined adversely to Agent) and without novation, and all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken.

          3.6 Suits to Protect the Premises. Agent shall have the power to institute and maintain such suits and proceedings which it deems, in its reasonable credit judgment, necessary (a) upon the occurrence and during the continuance of an Event of Default, to prevent any impairment of the Premises by any threatened act that may be unlawful or that may constitute an Event of Default or any actual act that is unlawful or that constitutes an Event of Default, (b) to preserve or protect its interest in the Premises and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that is reasonably likely to be unconstitutional or otherwise invalid, if the enforcement of or compliance with any such enactment, rule or order would materially impair the security hereunder or be materially prejudicial to the interest of Agent in the Premises.
          3.7 Remedies Cumulative. All rights and remedies set forth in this Mortgage are cumulative of and in addition to any right or remedy provided for by statute, or in any other instrument, document, agreement or other writing heretofore, concurrently herewith or in the future executed by or binding upon Mortgagor in connection with any transaction resulting in any part of the Obligations, including the right of Agent to take legal action to collect the Obligations without taking action with respect to the Premises. Agent may, at Agent’s election and at Agent’s discretion, exercise each and every such right and remedy concurrently or separately or in any combination.
ARTICLE 4.
          4.1 Successors and Assigns. The word “Mortgagor” as used in this Mortgage shall include the successors and assigns of the party herein named as Mortgagor. The word “Agent” as used in this Mortgage shall include the successors, transferees and assigns of the parties herein named as Agent as provided for in the Credit Agreement. The word “Lender” as used in this Mortgage shall include the successors, transferees and assigns of the parties named as a Lender as provided for in the Credit Agreement. The word “Secured Party” as used in this Mortgage shall include the successors, transferees and assigns of the parties named as a Secured Party as provided for in the Credit Agreement. All provisions and covenants of this Mortgage shall run with the land and shall be binding upon the Mortgagor, and all rights, powers, privileges and options of Agent under this Mortgage shall inure to the benefit of its successors, transferees and assigns as provided for in the Credit Agreement. If ever there shall be more than one Mortgagor, all of their undertakings hereunder shall be joint and several.
          4.2 Notices. All notices, requests and demands to or upon a party hereto shall be delivered in accordance with the terms of the Credit Agreement.
          4.3 No Implied Waivers. No delay or omission by Agent or any Lender or by any holder of all or any part of the Obligations to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default, or acquiescence therein, and every right, power and remedy given by this Mortgage to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. No consent or waiver, expressed or implied, by

Agent to or of any Event of Default by Mortgagor hereunder shall be deemed or construed to be a consent or waiver to or of any other Event of Default in the performance of the same or any other obligations of Mortgagor hereunder.
          4.4 Power of Agent to Reconvey or Consent. Without affecting the liability of Mortgagor or any other Person for the payment of the Obligations or any part thereof, including such of the Obligations as may be due at the time of or after any reconveyance of the Premises to Mortgagor or the lien of this Mortgage upon any remainder of the Premises which has not been so reconveyed for the full amount of the Obligations then or thereafter secured hereby, or the rights and powers of Agent with respect to such remainder of the Premises, Agent or Lenders may, at their option, do or cause to be done any one or more of the following: release all or any part of the Obligations; extend the time or otherwise alter the terms of payment of all or any part of the Obligations; reduce the payments thereon; release any party primarily or secondarily liable on any of the Obligations; accept additional or substitute security hereunder; substitute for or release all or any part of the Premises as security hereunder; reconvey to Mortgagor all or any part of the Premises; consent to the making of any map or plat of all or any part of the Premises; join in the granting of any easement upon all or any part of the Premises; and join in any extension agreement or any agreement subordinating or otherwise affecting the lien or charge hereof or the priority thereof. Mortgagor shall pay Agent a reasonable service charge, together with such title insurance premiums and attorneys’ fees as may be incurred by Agent for any such action taken at Mortgagor’s request. No reconveyance or release of this Mortgage shall be valid or effectual unless it shall be countersigned by Agent.
          4.5 Enforcement. Notwithstanding anything to the contrary in this Agreement, Agent shall neither demand payment pursuant to this Mortgage nor enforce the security constituted hereby unless and until it is entitled to do so pursuant to the terms of the Credit Agreement, but if so entitled, Agent may at any time and from time to time exercise and enforce all of its rights and remedies hereunder without further notice or delay, except as may be required by applicable law or the Credit Agreement.
          4.6 Assignment. This Mortgage is assignable by Agent as permitted under the Credit Agreement and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.
          4.7 Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be deemed to be an original document and all of which taken together shall constitute one and the same instrument.
          4.8 Amendments. This Mortgage may be amended only by written agreement between Mortgagor and Agent.

          4.9 Severability. If any clause or provisions herein contained operates or would prospectively operate to invalidate this Mortgage in whole or in part, then such clause or provision shall be ineffective only to the extent of such invalidity, without invalidating the remaining provisions of this Mortgage.
          4.10 Captions. All captions, headings, numbers and letters preceding the text of separate parts, paragraphs and subparagraphs of this Mortgage are solely for reference purposes and shall not affect the meaning, construction or effect of the text in any way.
          4.11 Governing Law. This Mortgage shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois.
          4.12 No Merger. So long as any part of the Obligations remain unpaid, unperformed or undischarged, the fee, easement and leasehold estates to the Premises shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Agent, any lessee, any third-party purchaser or otherwise.
ARTICLE 5.
          5.1 Principle of Construction. In the event of any inconsistencies between the terms and conditions of this Article 5 and the other terms and conditions of this Mortgage, the terms and conditions of this Article 5 shall control and be binding.
          5.2 Illinois Mortgage Foreclosure Law. It is the intention of Mortgagor and Agent that the enforcement of the terms and provisions of this Mortgage shall be accomplished in accordance with the Illinois Mortgage Foreclosure Law (735 ILCS 5/15-1101 et. seq.), as amended from time to time (the “IMFL”) and with respect to the IMFL, Mortgagor agrees and covenants that:
               (a) Mortgagor and Agent shall have the benefit of all of the provisions of the IMFL, including all amendments thereto which may become effective from time to time after the date hereof. In the event any provision of the IMFL which is specifically referred to herein may be repealed, Agent shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference;
               (b) All advances, disbursements and expenditures made or incurred by Agent before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Mortgage, the Credit Agreement or the other Loan Documents or by the IMFL (collectively “IMFL Protective Advances”), shall have the benefit of all applicable provisions of the IMFL. All

IMFL Protective Advances shall be additional indebtedness secured by this Mortgage, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the rate of interest payable after default under the terms of the Credit Agreement, this Mortgage and the other Loan Documents. This Mortgage shall be a lien for all IMFL Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Subsection (b)(5) of Section 15-1302 of the IMFL;
               (c) In addition to any provision of this Mortgage authorizing Agent to take or be placed in possession of the Premises, or for the appointment of a receiver, Agent shall have the right, in accordance with Sections 15-1701 and 15-1702 of the IMFL, to be placed in possession of the Premises or at its request to have a receiver appointed, and such receiver, or Agent, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties as provided for in Sections 15-1701,15-1703 and 15-1704 of the IMFL; and
               (d) Mortgagor acknowledges that the Premises do not constitute agricultural real estate, as said term is defined in Section 15-1201 of the IMFL or residential real estate as defined in Section 15-1219 of the IMFL.
          5.3 Use of Proceeds. Mortgagor represents and agrees that the proceeds of the loans secured by this Mortgage shall be used for business purposes and that the indebtedness secured hereby (i) constitutes a business loan which comes within the purview of subparagraph (1)(c) of 815 ILCS 205/4, and a loan secured by a mortgage on real estate which comes within the purview of subparagraph (1)(l) of 815 ILCS 205/4 and (ii) is exempted from transactions under the Truth-in-Lending Act, 15 U.S.C. 1601, et seq.
          5.4 Revolving Credit Agreement. This Mortgage secures, among other indebtedness, a “revolving credit” arrangement within the meaning of 815 ILCS 205/4.1 and 205 ILCS 5/5d. The total amount of indebtedness may increase or decrease from time to time, as provided in the Credit Agreement, and any disbursements that Agent or Lenders may make under this Mortgage, the Credit Agreement, or any other document with respect hereto (e.g., for payment of taxes, insurance premiums or other advances to protect Agent’s liens and security interests, as permitted hereby) shall be additional indebtedness secured hereby. This Mortgage is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes, assessments, and insurance, with interest on such disbursements, levied on the Premises, to the extent of the maximum amount secured hereby.
          5.5 WAIVER OF CERTAIN RIGHTS. Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:
          (a) Mortgagor hereby expressly waives any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of reinstatement and redemption of the Mortgagor and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of Section 5/15-1601(b) of the IMFL or other applicable law or replacement statutes; and
          (b) Mortgagor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power or remedy herein or otherwise granted or delegated to Agent but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted.

     IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed and delivered as of the day and year first written above.

CLAIRE’S BOUTIQUES, INC., a Colorado corporation
By:	/s/ Rebecca Orand
	Name:	Rebecca Orand
	Title:	Vice President and Secretary

17